Exhibit 10.6

Arena Pharmaceuticals, Inc. 2012 Long-Term Incentive Plan

Restricted Stock Grant Agreement

THIS GRANT AGREEMENT (this “Agreement”), effective as of                          (the “Grant Date”), is entered into by and between Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and                          (the “Participant”).

1. Grant of Restricted Stock. The Company hereby grants to the Participant              restricted shares of common stock of the Company, par value $0.0001 per share (the “Restricted Stock”).

2. Subject to the Plan. This Agreement is subject to the provisions of the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan (the “Plan”), and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.

3. Vesting. All of the shares of Restricted Stock shall initially be unvested. Until shares of Restricted Stock vest, the Participant may not sell, assign, transfer, pledge, or otherwise dispose of such shares. Except as otherwise provided in Sections 5(b) or (c) of this Agreement, and subject to Section 7.3 of the Plan, provided the Participant is then any of an Employee, a Consultant or a Director, the Restricted Stock shall become vested on the following dates:

Vest Date	Vested Shares

4. Capitalization Adjustments. The number of shares of Restricted Stock shall be equitably and appropriately adjusted as provided in Section 12.2 of the Plan.

5. Termination of Employment.

(a) Termination of Employment or Service Other Than Due to Death or Disability. In the event the Participant ceases to be in the Company’s continuous service as any of an Employee, a Consultant or a Director for any reason other than as a result of death or Disability, the shares of Restricted Stock that were not vested at the time the Participant ceases to be in the Company’s continuous service as any of an Employee, a Consultant or a Director shall be immediately forfeited.

(b) Death. Upon the Participant’s death, to the extent the Restricted Stock is not fully vested the shares of Restricted Stock that would vest on the next anniversary of the Grant Date following the Participant’s death shall become vested based on a fraction, the numerator of which is the number of whole months elapsed since the prior anniversary of the Grant Date (or, if applicable, the Grant Date) and the denominator of which is 12.

(c) Disability. In the event that the Participant ceases to be in the Company’s continuous service as any of an Employee, a Consultant or a Director by reason of Disability, to the extent the Restricted Stock is not fully vested, the shares of Restricted Stock that would vest on the next anniversary of the Grant Date following the Participant’s Disability shall become vested based on a fraction, the numerator of which is the number of whole months elapsed since the prior anniversary of the Grant Date (or, if applicable, the Grant Date) and the denominator of which is 12. For purposes of this Agreement, “Disability” shall mean the Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Participant has incurred a Disability shall be final and binding on all parties concerned.

6. Change in Control; Corporate Transaction.

(a) Effect of Change in Control on Restricted Stock. In the event of a Change in Control, the Surviving Corporation or the Parent Corporation, if applicable, may assume, continue or substitute for the unvested shares of Restricted Stock on substantially the same terms and conditions (which may include replacement with shares of the common stock of the Surviving Corporation or the Parent Corporation). In the event of a Change in Control, to the extent the Surviving Corporation or the Parent Corporation, if applicable, does not assume, continue or substitute for the unvested shares of Restricted Stock on substantially the same terms and conditions (which may include replacement with shares of the common stock of the Surviving Corporation or the Parent Corporation), all of such unvested shares of Restricted Stock shall become fully vested immediately prior to the Change in Control, provided the Participant has been in the Company’s continuous service since the Grant Date as any of an Employee, a Consultant or a Director. In the event of a Change in Control, to the extent the Surviving Corporation or the Parent Corporation, if applicable, assumes or substitutes for the unvested shares of Restricted Stock on substantially the same terms and conditions (which may include replacement with shares of the common stock of the Surviving Corporation or the Parent Corporation) and within 24 months following the date of the Change in Control the Participant ceases to be in the Company’s continuous service as either of an Employee or Consultant by reason of (i) an involuntary termination without Cause, or (ii) a voluntary termination in connection with a Relocation Requirement, all of such shares of Restricted Stock shall become fully vested.

For purposes of this Agreement (i) if the Company is the Surviving Corporation or the Parent Corporation, if applicable, it shall be deemed to have assumed the unvested shares of Restricted Stock unless it takes explicit action to the contrary and (ii) “Relocation Requirement” shall mean a requirement by the Company, the Surviving Corporation or an affiliate thereof that the Participant be based anywhere more than fifty (50) miles from both the Participant’s primary office location at the time of the Change in Control and the Participant’s principal residence at the time of the Change in Control. For purposes of this Agreement, except as otherwise provided in a written employment or severance agreement between the Participant and the Company or a severance plan of the Company covering the Participant (including a change in control severance agreement or plan), “Cause” shall mean: a determination by the Committee that the Participant has breached his or her employment or service contract with the Company (or an Affiliate), or has been engaged in disloyalty to the Company (or an Affiliate), including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company (or an Affiliate) or has engaged in such other behavior detrimental to the interests of the Company (or an Affiliate) as the Committee determines.

(b) Effect of Corporate Transaction on Restricted Stock. In the event of a Corporate Transaction that is not a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume, continue or substitute for the unvested shares of Restricted Stock on substantially the same terms and conditions (which may include replacement with shares of the common stock of the surviving corporation, acquiring corporation, or the surviving or acquiring corporation’s parent company). In the event of a Corporate Transaction that is not a Change in Control, then notwithstanding Section 11 of the Plan and paragraph (a) of this Section, to the extent that the surviving corporation or acquiring corporation (or its parent company) does not assume, continue or substitute for the unvested shares of Restricted Stock on substantially the same terms and conditions (which may include replacement with shares of the common stock of the surviving corporation, acquiring corporation, or the surviving or acquiring corporation’s parent company), then all of such unvested shares of Restricted Stock shall become fully vested immediately prior to the Corporate Transaction if the Participant is then an Employee, a Consultant or a Director.

For purposes of this Agreement, “Corporate Transaction” means (i) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (ii) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise. Notwithstanding the foregoing, a “Corporate Transaction” shall not include a transaction that is effected exclusively for the purpose of changing the domicile of the Company.

(c) Other Agreement or Plan. The provisions of this Section (including the definition of Cause) shall be superseded by the specific provisions, if any, of a written employment or severance agreement between the Participant and the Company or a severance plan of the Company covering the Participant, including a change in control severance agreement or plan, to the extent such a provision in such other agreement or plan provides a greater benefit to the Participant.

7. Legend. Each certificate issued in respect of shares of Restricted Stock under the Agreement shall be registered in the Participant’s name and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in an Agreement entered into between the registered owner and Arena Pharmaceuticals, Inc.”

When shares of Restricted Stock become vested, the Company shall redeliver to the Participant (or the Participant’s legal representatives, beneficiaries or heirs) from the shares of Restricted Stock deposited with it the number of shares which have then vested. The Participant agrees that any resale of shares of Restricted Stock received upon vesting shall be made in compliance with the registration requirements of the Securities Act of 1933 or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

8. Nontransferability. Except to the extent and under such terms and conditions as determined by the Committee, the Restricted Stock shall be nontransferable otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Participant’s death, shall thereafter be entitled to receive the vested shares of Restricted Stock.

9. Rights as Stockholder. During the period that shares of Restricted Stock remain unvested, the Participant shall have all of the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends paid on the shares of Restricted Stock and the right to vote such shares.

10. Withholding. The Participant agrees to pay to the Company, or to make satisfactory arrangement with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the vesting of the Restricted Stock. The Participant hereby agrees that the Company may withhold from the Participant’s wages or other remuneration the applicable taxes. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Participant on the vesting of the Restricted Stock.

11. Notices. All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Notices to the Company should be addressed to:

Arena Pharmaceuticals, Inc.

6166 Nancy Ridge Drive

San Diego, California 92121

Attention: Chief Financial Officer

With a copy to: General Counsel

Notices to the Participant should be addressed to the Participant at the Participant’s address as it appears on the Company’s records. The Company or the Participant may by writing to the other party, designate a different address for notices. If the receiving party consents in advance, notice may be transmitted and received via facsimile or via such other electronic transmission mechanism as may be available to the parties. Such notices shall be deemed delivered when received.

12. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

14. Agreement Not a Contract. This Agreement (and the grant of Restricted Stock) is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employment or service of the Company as an Employee, a Consultant or a Director, or of the Company or an Affiliate to continue Participant’s service as an Employee, a Consultant or a Director.

15. Entire Agreement; Modification. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

16. Severability. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable (or, if applicable, to the extent necessary to comply with the change in the law or regulation), and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

ARENA PHARMACEUTICALS, INC.

By:

Participant